UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): November 3, 2021 (November 1, 2021)

OneMain Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36129	27-3379612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 N.W. Second Street,
Evansville, Indiana 47708
(Address of principal executive offices)(Zip Code)

(812) 424-8031
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OMF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations
On November 1, 2021, Lisa Green Hall and Matthew R. Michelini (the “Apollo Directors”) resigned from the Board of Directors (the “Board”) of OneMain Holdings, Inc. (the “Company”), effective November 8, 2021. Ms. Hall, who is Impact Chair at Apollo Global Management, Inc., had served as a director of the Company since July 2020. Mr. Michelini, who is a Senior Partner with Apollo Global Management, Inc., had served as a director of the Company since June 2018.

New Director Election
On November 1, 2021, the Board elected Philip L. Bronner to serve as an independent director on the Board, effective November 8, 2021. Mr. Bronner was elected a Class II director of the Board and will serve until the Company’s 2024 annual meeting of shareholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal.

Mr. Bronner is the co-founder of Ardent Venture Partners, a venture fund focused on technology, fintech and the future of work. He co-founded Ardent Venture Partners in 2020. He is currently on the boards of The Reserve Trust Company, Verituity, and ExecOnline. Before co-founding Ardent Venture Partners, Mr. Bronner was Founder/Managing Member of Summer League Ventures (SLV) from 2018 to 2020. Prior to SLV, Mr. Bronner was a Partner with Novak Biddle Venture Partners from 1999 to 2017. Mr. Bronner also was the founder of Quad Learning, a venture-backed startup acquired by Wellspring Higher Education, from 2012 to 2018, served as a management consultant at McKinsey & Co. from 1997 to 1999 and worked as a software engineer at IBM from 1992 to 1997.

Mr. Bronner earned a BS in Computer Science from Carnegie Mellon University; a JD from the University of Pennsylvania Carey Law School; and an MBA from the Wharton School at the University of Pennsylvania.

In accordance with the Company’s non-employee director compensation program for 2021, Mr. Bronner will receive an annual cash retainer of $75,000 and a grant of restricted stock units with an approximate value of $140,000 for his Board service, pro-rated in each case based on the number of days of his Board service in 2021. The foregoing is consistent with our 2021 non-employee director compensation program as described in our annual proxy statement filed with the Securities and Exchange Commission on April 13, 2021 (the “Proxy Statement”), and Mr. Bronner will continue to participate in such program in future years. Mr. Bronner is subject to our Director Stock Ownership Policy and is eligible to participate in our director deferral election program, in each case as described in our Proxy Statement.

Mr. Bronner entered into an indemnification agreement, effective as of the date of the effectiveness of his election to the Board, pursuant to which the Company will indemnify him for certain actions taken in his capacity as a director of the Company, the form of which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 25, 2018. There are no transactions between Mr. Bronner and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release announcing the election of Mr. Bronner to the Board is attached as Exhibit 99.1 hereto. The Company continues to consider potential additional independent directors to serve on the Board.

The information in the press release is being furnished, not filed, pursuant to this Item 7.01. Accordingly, the information in the press release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein. The furnishing of the information in this Current Report with respect to the press release is not intended to, and does not, constitute a determination or admission by the Company that the information in this Current Report with respect to the press release is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of OneMain Holdings, Inc., issued November 3, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMAIN HOLDINGS, INC.

	By:	/s/ Micah R. Conrad
	Name:	Micah R. Conrad
	Title:	Executive Vice President and Chief Financial Officer

Date: November 3, 2021